SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D. C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15 (D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event
reported): September 23, 2003

Emerson Electric Co.

(Exact Name of Registrant as Specified in Charter)

Missouri	1-278	43-0259330

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Indentification Number)

8000 West Florissant Avenue St. Louis, Missouri	63136

(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code:

(314) 553-2000

Item 9.     Regulation FD Disclosure.

        The following information is furnished pursuant to Regulation FD.

Emerson GAAP Underlying Orders – 3 Month Summary
(Percent change. Trailing 3-month average versus prior year.)

	Jun '03	Jul '03	Aug '03
Process Control	+5 to +10	0 to +5	-5 to 0
Industrial Automation	+5	+5	0 to +5
Electronics and Telecom	-5 to 0	+5	+5 to +10
HVAC	+5	+5 to +10	+10
Appliance and Tools	-5 to 0	-5 to 0	-5 to 0
Total Emerson	0 to +5	0 to +5	0 to +5

August ‘03 Order Comments:

Favorable currency exchange rates positively affected August orders approximately 2 percent. Underlying trends (excluding currency, acquisitions, and divestitures) continued to improve and were flat for the three-month period.

Process orders were impacted by softness in North American and short-cycle orders.

Industrial Automation orders reflect steady international demand in most industrial goods markets offset by weakness in North America.

Electronics and Telecommunications orders remained positive with favorable trends in the OEM business and strength in the systems business.

HVAC orders reflect increases in North America and continued strength in China and the rest of Asia.

Appliance and Tools orders reflect softness in the commercial businesses and mixed results in the consumer related businesses.

Upcoming Investor Events

On Tuesday November 4, 2003 Emerson will issue the Company’s fourth quarter and fiscal year 2003 results. Emerson senior management will discuss the results during an investor conference call that will be held the same day. The call will begin at 2:00 p.m. Eastern Time (1:00 p.m. Central Time). All interested parties may listen to the live conference call via the Internet by going to the Investor Relations area of Emerson’s Web site at www.gotoemerson.com/financial and completing a brief registration form. A replay of the conference call will be available for the next three months at the same location on the Web site.

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Updates to the timing of this conference call and further details of upcoming events will be posted in the Calendar of Events area in the Investor Relations sections of the corporate web site as they occur.

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SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EMERSON ELECTRIC CO. (Registrant)

Date: September 23, 2003	By:	/s/ H.M. Smith
H. M. Smith Assistant General Counsel and Assistant Secretary

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